POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints William
E. Grafham and Albert A. Golusin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in his capacity as an officer, director, or both of Fan Energy Inc., a Nevada corporation ("Company"), to sign the Company's Registration Statement on Form SB-2, and any and all amendments thereto (including post-effective amendments) and to file the same with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature                                      Title          Date
---------                                      -----          ----


/s/ Willaim E. Grafham                         Director       March 10, 1998
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William E. Grafham


/s/ George H. Fancher Jr.                      Director       March 10, 1998
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George H. Fancher Jr.


/s/ Jeffrey J. Scott                           Director       March 10, 1998
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Jeffrey J. Scott

/s/ Rex L. Utsler                              Director       March 10, 1998
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Rex L. Utsler, Director